FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Fourth Quarter 2025 and Year-End Financial Results

Summary
•Fiscal fourth quarter 2025 revenue was $1.35 billion, up 20% year-over-year
•Fiscal year 2025 revenue was $4.77 billion, up 19% year-over-year
•Providing guidance for revenue in the range of $1.35 billion to $1.43 billion for the first fiscal quarter of 2026 and $5.7 billion to $6.1 billion for fiscal year 2026

HANOVER, Md. - December 11, 2025 - Ciena® Corporation (NYSE: CIEN) today announced financial results for its fiscal fourth quarter and year ended November 1, 2025.
"Our record fiscal fourth quarter and full-year performance reinforces our position as the global leader in high-speed connectivity with an expanding role in the AI ecosystem," said Gary Smith, president and CEO, Ciena. "Looking ahead, we are confident in our growth trajectory over the coming years, driven by durable demand from our cloud and service provider customers and a growing set of opportunities inside and around the data center."
Performance Summary for Fiscal Fourth Quarter and Year Ended November 1, 2025
Revenue:
•$1.35 billion in the fiscal fourth quarter 2025, compared to $1.12 billion in the fiscal fourth quarter 2024
•$4.77 billion in fiscal year 2025, compared to $4.01 billion in the fiscal year 2024

Net Income per diluted share:
•$0.13 GAAP and $0.91 adjusted (non-GAAP) for the fiscal fourth quarter 2025, compared to $0.25 and $0.54 for fiscal fourth quarter 2024, respectively
•$0.85 GAAP and $2.64 adjusted (non-GAAP) for fiscal year 2025, compared to $0.58 and $1.82 for fiscal year 2024, respectively

The tables below (in millions, except percentage data) provide comparisons of certain quarterly and annual results. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)			Non-GAAP Results (unaudited)
	Quarter Ended		Period	Quarter Ended		Period
	November 1,	November 2,	Change	November 1,	November 2,	Change
	2025	2024	Y-T-Y*	2025	2024	Y-T-Y*
Revenue	$1,352.0	$1,124.1	20.3%	$1,352.0	$1,124.1	20.3%
Gross margin	42.7%	40.9%	1.8%	43.4%	41.6%	1.8%
Operating expense	$566.7	$400.8	41.4%	$408.7	$354.9	15.2%
Operating margin	0.8%	5.3%	(4.5)%	13.2%	10.0%	3.2%
EBITDA	$47.8	$93.0	(48.6)%	$205.5	$136.7	50.3%

	GAAP Results (unaudited)			Non-GAAP Results (unaudited)
	Year Ended		Period	Year Ended		Period
	November 1,	November 2,	Change	November 1,	November 2,	Change
	2025	2024	Y-T-Y*	2025	2024	Y-T-Y*
Revenue	$4,769.5	$4,014.9	18.8%	$4,769.5	$4,014.9	18.8%
Gross margin	42.0%	42.8%	(0.8)%	42.7%	43.6%	(0.9)%
Operating expense	$1,807.4	$1,553.0	16.4%	$1,505.8	$1,361.7	10.6%
Operating margin	4.1%	4.1%	—%	11.2%	9.7%	1.5%
EBITDA	$337.9	$300.1	12.6%	$636.7	$481.0	32.4%
* Denotes % change, or in the case of margin, absolute change
Business Outlook
"Our results reflect Ciena’s market momentum within a strong demand environment and our commitment to financial discipline, delivering strong top and bottom line performance that exceeded our guidance for the fourth quarter,” said Marc Graff, CFO of Ciena. “With our growing operating leverage and strong cash generation and balance sheet, we are well-positioned to deliver value for our customers and shareholders in 2026."

Ciena expects fiscal year 2026 to include:
• Revenue in the range of $5.7 billion to $6.1 billion
• Adjusted (non-GAAP) gross margin of 43% plus or minus 1%
• Adjusted (non-GAAP) operating expense of approximately $1.52 billion
• Adjusted (non-GAAP) operating margin of 17% plus or minus 1%
Ciena expects fiscal first quarter 2026 to include:
• Revenue in the range of $1.35 billion to $1.43 billion
• Adjusted (non-GAAP) gross margin between 43% to 44%
• Adjusted (non-GAAP) operating expense of approximately $380 million
• Adjusted (non-GAAP) operating margin between 15.5% and 16.5%

Statements relating to business outlook are forward-looking in nature and actual results may differ materially. These statements should be read in the context of the “Economic considerations and assumptions” in our accompanying

Earnings Presentation and each of the "Forward-Looking Statements" and "Reconciliation of Adjusted (Non- GAAP) Measurements" found in the Notes to Investors below.
Financial Highlights
•Three customers represented 10%-plus of revenue for a total of 43.6% of revenue for the fiscal fourth quarter 2025.
•Two customers represented 10%-plus of revenue for a total of 28.4% of revenue for the fiscal year 2025.
•Average days' sales outstanding (DSOs) were 77 and 88 for the fiscal fourth quarter and the fiscal year 2025, respectively.
•Product inventory turns were 3.1 and 2.7 for the fiscal fourth quarter and the fiscal year 2025, respectively.
•Repurchased approximately 0.7 million and 4.0 million shares of common stock for an aggregate price of $84.5 million and $329.7 million during fiscal fourth quarter and fiscal year 2025, respectively.
Financial Performance by Segment

	Revenue by Segment (unaudited)
	Quarter Ended
	November 1, 2025		November 2, 2024
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$929.2	68.7	$779.6	69.4
Routing and Switching	118.4	8.8	79.4	7.0
Total Networking Platforms	1,047.6	77.5	859.0	76.4

Platform Software and Services	93.3	6.9	99.6	8.9

Blue Planet Automation Software and Services	33.8	2.5	23.5	2.1

Global Services [1]
Maintenance, Support, and Learning	82.5	6.1	77.2	6.9
Implementation	74.3	5.5	51.4	4.5
Advisory and Enablement	20.5	1.5	13.4	1.2
Total Global Services	177.3	13.1	142.0	12.6

Total	$1,352.0	100.0	$1,124.1	100.0

	Revenue by Segment (unaudited)
	Year Ended
	November 1, 2025		November 2, 2024
	Revenue	%**	Revenue	%**
Networking Platforms
Optical Networking	$3,246.3	68.1	$2,642.6	65.8
Routing and Switching	430.1	9.0	399.5	10.0
Total Networking Platforms	3,676.4	77.1	3,042.1	75.8

Platform Software and Services	363.8	7.6	358.0	8.9

Blue Planet Automation Software and Services	115.5	2.4	77.6	2.0

Global Services [1]
Maintenance, Support, and Learning	317.2	6.7	303.1	7.5
Implementation	246.1	5.2	184.3	4.6
Advisory and Enablement	50.5	1.0	49.8	1.2
Total Global Services	613.8	12.9	537.2	13.3

Total	$4,769.5	100.0	$4,014.9	100.0

** Denotes % of total revenue
1 Effective as of the fourth quarter of fiscal 2025, Ciena renamed (i) its "Maintenance Support and Training" product line to "Maintenance, Support, and Learning", (ii) its "Installation and Deployment" product line to "Implementation", and (iii) its "Consulting and Network Design" product line to "Advisory and Enablement". These changes, affecting only the presentation of such information, were made on a prospective basis and do not impact comparability of previous financial results. However, the references to the prior reported product lines have been changed herein to the new names above.

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2025 Results
Today, Thursday, December 11, 2025, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter 2025 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors
Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include the statements in the "Summary" and "Business Outlook" sections of this press release and "Our record fiscal fourth quarter and full-year performance underscores our focused execution and solidifies our position as a global leader in high-speed connectivity with an expanding role in the evolving AI ecosystem. Looking ahead, we are increasingly confident in our growth trajectory over the coming years, driven by accelerating, durable demand from our cloud and service provider customers and a growing set of opportunities inside and around the data center." and “With our growing operating leverage, and strong cash generation and balance sheet, we are well-positioned to deliver value for our customers and shareholders in 2026."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our business and that of our customers, including their spending; the development and use of artificial intelligence and its impact on overall networking technology spending; our ability to execute our business and growth strategies; supply chain constraints or disruptions including increased costs and lead times; the introduction of new technologies by us or our competitors; the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, and public health emergencies, epidemics, or pandemics; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena's Quarterly Report on Form 10-Q filed with the SEC on September 4, 2025 and its Annual Report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

With respect to Ciena’s expectations under “Business Outlook" above, Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin and adjusted (non-GAAP) operating expense guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

About Ciena. Ciena (NYSE: CIEN) is the global leader in high-speed connectivity. We build the world’s most adaptive networks to support exponential growth in bandwidth demand. By harnessing the power of our networking systems, interconnects, automation software, and services, Ciena revolutionizes data transmission and network management. With unparalleled expertise and innovation, we empower our customers, partners, and communities to thrive in the AI era. For updates on Ciena, follow us on LinkedIn, X, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	November 1,	November 2,	November 1,	November 2,
	2025	2024	2025	2024
Revenue:
Products	$1,092,451	$892,425	$3,822,618	$3,159,021
Services	259,533	231,687	946,889	855,934
Total revenue	1,351,984	1,124,112	4,769,507	4,014,955
Cost of goods sold:
Products	630,150	545,580	2,250,966	1,861,317
Services	144,655	118,510	513,624	434,048
Total cost of goods sold	774,805	664,090	2,764,590	2,295,365
Gross profit	577,179	460,022	2,004,917	1,719,590
Operating expenses:
Research and development	228,900	195,960	848,329	767,497
Selling and marketing	156,420	136,919	581,331	510,668
General and administrative	67,257	58,143	238,707	220,647
Significant asset impairments and restructuring costs	106,851	2,605	112,113	24,592
Amortization of intangible assets	6,112	7,185	25,758	29,569
Acquisition and integration costs	1,148	—	1,148	—
Total operating expenses	566,688	400,812	1,807,386	1,552,973
Income from operations	10,491	59,210	197,531	166,617
Interest and other income, net	14,349	13,801	48,888	50,261
Interest expense	(21,982)	(24,990)	(89,403)	(97,028)
Loss on extinguishment and modification of debt	—	—	(729)	—
Income before income taxes	2,858	48,021	156,287	119,850
Provision (benefit) for income taxes	(16,631)	10,993	32,949	35,894
Net income	$19,489	$37,028	$123,338	$83,956

Net Income per Common Share
Basic net income per common share	$0.14	$0.26	$0.87	$0.58
Diluted net income per potential common share	$0.13	$0.25	$0.85	$0.58

Weighted average basic common shares outstanding	141,527	144,240	142,221	144,715
Weighted average dilutive potential common shares outstanding[1]	145,470	146,487	145,248	145,964

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.9 million and 3.0 million for the fourth quarter and year ended fiscal 2025, respectively; and (ii) 2.2 million and 1.2 million for the fourth quarter and year ended fiscal 2024, respectively.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	November 1, 2025	November 2, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,091,952	$934,863
Short-term investments	216,148	316,343
Accounts receivable, net	975,856	908,597
Inventories, net	826,235	820,430
Prepaid expenses and other	455,316	564,183
Total current assets	3,565,507	3,544,416
Long-term investments	57,142	80,920
Equipment, building, furniture and fixtures, net	386,779	337,722
Operating lease right-of-use assets	38,613	27,417
Goodwill	521,204	444,707
Other intangible assets, net	224,210	165,020
Deferred tax asset, net	884,889	886,441
Other long-term assets	186,323	154,694
Total assets	$5,864,667	$5,641,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$542,841	$423,401
Accrued liabilities and other short-term obligations	531,081	393,905
Deferred revenue	208,936	156,379
Operating lease liabilities	13,956	14,455
Current portion of long-term debt	11,580	11,700
Total current liabilities	1,308,394	999,840
Long-term deferred revenue	94,850	81,240
Other long-term obligations	175,426	185,938
Long-term operating lease liabilities	32,516	25,107
Long-term debt, net	1,524,158	1,533,074
Total liabilities	3,135,344	2,825,199
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 141,016,300 and 142,656,116 shares issued and outstanding	1,410	1,427
Additional paid-in capital	5,953,057	6,154,869
Accumulated other comprehensive loss	(55,035)	(46,711)
Accumulated deficit	(3,170,109)	(3,293,447)
Total stockholders’ equity	2,729,323	2,816,138
Total liabilities and stockholders’ equity	$5,864,667	$5,641,337

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended
	November 1,	November 2,
	2025	2024
Cash flows provided by operating activities:
Net income	$123,338	$83,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	104,133	92,846
Abandonment of acquired in-process research and development	89,100	—
Share-based compensation expense	184,525	156,404
Amortization of intangible assets	36,205	40,624
Deferred taxes	(23,173)	(76,810)
Provision for inventory excess and obsolescence	48,424	77,341
Provision for warranty	24,442	25,643
Other	(736)	11,768
Changes in assets and liabilities:
Accounts receivable	(98,743)	80,313
Inventories	(53,602)	153,021
Prepaid expenses and other	86,204	(198,910)
Operating lease right-of-use assets	11,613	11,837
Accounts payable, accruals and other obligations	226,486	64,255
Deferred revenue	63,760	9,884
Short and long-term operating lease liabilities	(15,883)	(17,640)
Net cash provided by operating activities	806,093	514,532
Cash flows used in investing activities:
Payments for equipment, furniture, and fixtures	(140,801)	(136,641)
Purchases of investments	(214,162)	(287,536)
Proceeds from sales and maturities of investments	348,579	140,836
Settlement of foreign currency forward contracts, net	(4,015)	(1,454)
Purchase of equity investments	—	(21,682)
Acquisition of business, net of cash acquired	(231,100)	—
Net cash used in investing activities	(241,499)	(306,477)
Cash flows used in financing activities:
Proceeds for modification of debt, net	19,175	—
Cash paid for extinguishment of debt	(19,175)	—
Payment of long term debt	(11,580)	(11,700)
Payment of debt issuance costs	(12)	(2,554)
Payment of finance lease obligations	(4,380)	(4,029)
Shares repurchased for tax withholdings on vesting of stock unit awards	(91,315)	(46,567)
Repurchases of common stock - repurchase program, net	(334,507)	(254,502)
Proceeds from issuance of common stock	35,876	34,291
Net cash used in financing activities	(405,918)	(285,061)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,505)	1,246
Net increase (decrease) in cash, cash equivalents and restricted cash	157,171	(75,760)
Cash, cash equivalents and restricted cash at beginning of period	935,026	1,010,786
Cash, cash equivalents and restricted cash at end of period	$1,092,197	$935,026
Supplemental disclosure of cash flow information
Cash paid during the period for interest, net	$85,217	$92,515
Cash paid during the period for income taxes, net	$113,608	$54,956
Operating lease payments	$17,840	$19,452
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$17,449	$14,682
Repurchase of common stock in accrued liabilities from repurchase program, net	$2,579	$6,172
Operating right-of-use assets subject to lease liability	$23,586	$6,912

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	November 1,	November 2,	November 1,	November 2,
	2025	2024	2025	2024
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$577,179	$460,022	$2,004,917	$1,719,590
Share-based compensation-products	1,964	1,736	7,774	6,474
Share-based compensation-services	3,857	3,257	15,184	12,743
Amortization of intangible assets	3,750	2,764	10,447	11,055
Total adjustments related to gross profit	9,571	7,757	33,405	30,272
Adjusted (non-GAAP) gross profit	$586,750	$467,779	$2,038,322	$1,749,862
Adjusted (non-GAAP) gross profit percentage	43.4%	41.6%	42.7%	43.6%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$566,688	$400,812	$1,807,386	$1,552,973
Share-based compensation-research and development	16,274	14,065	64,281	54,129
Share-based compensation-sales and marketing	13,543	11,168	52,066	42,954
Share-based compensation-general and administrative	13,248	10,842	45,424	40,053
Significant asset impairments and restructuring costs	106,851	2,605	112,113	24,592
Amortization of intangible assets	6,112	7,185	25,758	29,569
Acquisition and integration costs	1,148	—	1,148	—
Holdback arrangement	802	—	802	—
Total adjustments related to operating expense	157,978	45,865	301,592	191,297
Adjusted (non-GAAP) operating expense	$408,710	$354,947	$1,505,794	$1,361,676

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$10,491	$59,210	$197,531	$166,617
Total adjustments related to gross profit	9,571	7,757	33,405	30,272
Total adjustments related to operating expense	157,978	45,865	301,592	191,297
Total adjustments related to income from operations	167,549	53,622	334,997	221,569
Adjusted (non-GAAP) income from operations	$178,040	$112,832	$532,528	$388,186
Adjusted (non-GAAP) operating margin percentage	13.2%	10.0%	11.2%	9.7%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$19,489	$37,028	$123,338	$83,956
Exclude GAAP provision (benefit) for income taxes	(16,631)	10,993	32,949	35,894
Income before income taxes	2,858	48,021	156,287	119,850
Total adjustments related to income from operations	167,549	53,622	334,997	221,569
Loss on extinguishment and modification of debt	—	—	729	—
Adjusted income before income taxes	170,407	101,643	492,013	341,419
Non-GAAP tax provision on adjusted income before income taxes	37,490	22,361	108,243	75,112
Adjusted (non-GAAP) net income	$132,917	$79,282	$383,770	$266,307

Weighted average basic common shares outstanding	141,527	144,240	142,221	144,715
Weighted average dilutive potential common shares outstanding [1]	145,470	146,487	145,248	145,964

Net Income per Common Share
GAAP diluted net income per potential common share	$0.13	$0.25	$0.85	$0.58
Adjusted (non-GAAP) diluted net income per potential common share	$0.91	$0.54	$2.64	$1.82
1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 3.9 million and 3.0 million for the fourth quarter and year ended fiscal 2025; and (ii) 2.2 million and 1.2 million for the fourth quarter and year ended fiscal 2024.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA
(in thousands) (unaudited)

	Quarter Ended		Year Ended
	November 1,	November 2,	November 1,	November 2,
	2025	2024	2025	2024
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$19,489	$37,028	$123,338	$83,956
Add: Interest expense	21,982	24,990	89,403	97,028
Less: Interest and other income, net	14,349	13,801	48,888	50,261
Add: Loss on extinguishment and modification of debt	—	—	729	—
Add: Provision (benefit) for income taxes	(16,631)	10,993	32,949	35,894
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	27,496	23,849	104,133	92,846
Add: Amortization of intangible assets	9,862	9,949	36,205	40,624
EBITDA	$47,849	$93,008	$337,869	$300,087
Add: Share-based compensation expense	48,886	41,068	184,729	156,353
Add: Significant asset impairments and restructuring costs	106,851	2,605	112,113	24,592
Add: Acquisition and integration costs	1,148	—	1,148	—
Add: Holdback arrangement	802	—	802	—
Adjusted EBITDA	$205,536	$136,681	$636,661	$481,032
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Significant asset impairments and restructuring costs - non-recurring costs primarily reflecting expenses associated with significant impairment or abandonment of assets and actions Ciena has taken to restructure our business, including reductions in force, facility optimization, and the redesign of business processes. For the fiscal fourth quarter and fiscal year of 2025, this also includes a charge of $89.1 million related to the abandonment of an in-process R&D intangible asset.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over an expected useful life.
•Acquisition and integration costs - consists of financial, legal, and accounting advisors and employee-related costs related to our acquisition of Nubis Communications, Inc. during the fourth quarter of fiscal 2025.
•Holdback arrangement - reflects a one-time holdback of a portion of the merger consideration otherwise payable at closing to certain key employee shareholders of Nubis Communications, Inc. who became employees of Ciena, which is treated as contingent compensation for GAAP reporting purposes. These transaction-related amounts are not part of Ciena's standard compensation and benefits.
•Loss on extinguishment and modification of debt - reflects extinguishment and debt modification expenses related to refinancing our term loan during the first quarter of fiscal 2025.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 22.0% for all fiscal periods of fiscal 2025 and fiscal 2024. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy. The Non-GAAP tax provision excludes the impact of a $21.6 million tax benefit in the fourth quarter of fiscal 2025 related to the expiration of the statute of limitations on previously uncertain tax positions.